                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            FIRST HEALTH GROUP CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               [FIRSTHEALTH LOGO]

                            FIRST HEALTH GROUP CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 15, 2002

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of First Health Group Corp. will be held on Wednesday, May 15, 2002 at 10:00 a.m. local time at our principal executive offices located at 3200 Highland Avenue, Downers Grove, Illinois 60515 for the following purposes:

          (1) To elect eleven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          (2) To approve an amendment to our company's restated certificate of incorporation to increase the number of authorized shares of common stock from 155,000,000 shares to 400,000,000 shares; and

          (3) To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2001 Annual Report to Stockholders. Only stockholders of record at the close of business on March 28, 2002 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available for examination at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible, or follow the instructions on the proxy card for voting by telephone or through the Internet. Your proxy can be withdrawn by you at any time before it is voted.

                                          By Order of the Board of Directors,

                                          James C. Smith
                                          Chairman of the Board

Downers Grove, Illinois
April 12, 2002

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
STOCK OWNERSHIP.............................................      3
  Common Stock Ownership of Certain Beneficial Owners.......      3
  Equity Ownership of Management............................      3
  Section 16(a) Beneficial Ownership Reporting Compliance...      5
ELECTION OF DIRECTORS.......................................      5
BOARD STRUCTURE AND COMPENSATION............................      7
  Board of Directors and Board Committees...................      7
  Compensation of Directors.................................      7
  Compensation Committee Interlocks and Insider
     Participation..........................................      8
FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT.....      9
  Fees Billed by Independent Auditors.......................      9
  Report of the Audit Committee.............................      9
EXECUTIVE COMPENSATION......................................     10
  Summary of Cash and Certain Other Compensation............     10
  Option Grants.............................................     11
  Option Exercises and Fiscal Year-End Values...............     11
  Employment Agreements.....................................     11
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     15
PERFORMANCE GRAPH...........................................     16
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
  INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON
  STOCK.....................................................     16
AUDITORS....................................................     17
2003 ANNUAL MEETING OF STOCKHOLDERS.........................     17

                            FIRST HEALTH GROUP CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of First Health Group Corp. is asking for your proxy for use at the annual meeting of our stockholders to be held on Wednesday, May 15, 2002 at 10:00 a.m. local time at our principal executive offices located at 3200 Highland Avenue, Downers Grove, Illinois 60515, and at any postponements or adjournments of the meeting. Our telephone number is (630) 737-7900. We are first mailing this proxy statement and the enclosed proxy to our stockholders on or about April 12, 2002.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of eleven directors, the approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 155,000,000 shares to 400,000,000 shares, and any other matters that properly come before the meeting and any postponements or adjournments of the meeting. In addition, our management will report on our company's performance during the fiscal year ended December 31, 2001 and respond to questions from stockholders.

What are the company's voting recommendations?


     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "Election of Directors" and "FOR" the approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock.


Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 28, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on.

What constitutes a quorum?


     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 100,428,442 shares of common stock outstanding and entitled to vote. If you withhold authority to vote with respect to any nominee or abstain from voting on any other proposal, your shares will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.


How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR":


     - The election of the eleven nominees for director named below under "Election of Directors," and


     - The approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock.

Can I vote by telephone or through the Internet?

     Yes. If you are a record holder of our common stock (that is, if you hold your stock in your own name in the company's stock records maintained by our transfer agent) you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of our company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

     Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the eleven nominees for director with the most votes will be elected. Votes withheld and broker non-votes will not be counted toward a nominee's total.


     Approval of the amendment to our restated certificate of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to be voted on the proposal. Abstentions will have the same effect as a vote against this proposal while broker non-votes will have no effect on the outcome of this proposal.


What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     Our company will bear the entire cost of the solicitation of proxies from its stockholders, which is currently estimated to be less than $10,000. In addition to the mailing of these proxy materials, the company has hired the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at an additional estimated cost of not more than $5,000. Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                                STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following sets forth, as of March 28, 2002, certain information concerning each stockholder who is known by us to beneficially own 5% or more of the outstanding common stock.


                                                                 NUMBER OF SHARES       APPROXIMATE
                      NAME AND ADDRESS                          BENEFICIALLY OWNED    PERCENT OF CLASS
                      ----------------                          ------------------    ----------------
FMR Corp. ..................................................       10,302,210(1)            10.3%
 82 Devonshire Street
 Boston, Massachusetts 02109

Liberty Wanger Asset Management, L.P. ......................        5,263,500(2)             5.2%
WAM Acquisition GP, Inc.
 227 West Monroe Street, Suite 3000
 Chicago, Illinois 60606


-------------------------
(1) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 9,483,740 shares as a result of acting as investment adviser to various funds. Edward C. Johnson 3d (Chairman of FMR Corp.) and FMR Corp. ("FMR") each has the power to dispose of the shares beneficially owned by Fidelity, but neither has the power to vote or direct the voting of those shares. The power to vote or direct the voting of the shares resides with the Board of Trustees of the funds. Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR, is the beneficial owner of 703,970 shares as a result of its serving as investment manager of the institutional accounts. In regard to the shares held by the institutional accounts, Edward C. Johnson 3d and FMR, through its control of Fidelity Management, each has the sole dispositive power over 703,970 shares, sole power to vote or direct the voting of 640,870 shares and no power to vote or direct the voting of 63,100 shares. FMR voluntarily included 114,500 shares beneficially owned by Fidelity International Limited ("FIL") as though the shares were beneficially owned on a joint basis. However, FMR and FIL are separate and independent corporate entities and believe they are not acting as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. The number of shares indicated is based upon information reported in a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 14, 2002.

(2) Liberty Wanger Asset Management, L.P. ("Liberty Wanger") and WAM Acquisition GP, Inc., the general partner of Liberty Wanger, share voting and dispositive power over all of the shares listed as beneficially owned.

EQUITY OWNERSHIP OF MANAGEMENT


     The following table sets forth information regarding beneficial ownership of our outstanding common stock as of March 28, 2002 by (a) each director and nominee, (b) each of the executive officers named in the Summary Compensation Table included in this proxy statement and (c) all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power (or shares such powers with his spouse) for all shares shown.


     For purposes of this table, a person is deemed to be the "beneficial owner" of securities that can be acquired within 60 days of March 28, 2002 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of March 28, 2002 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 100,428,442 shares of our common stock outstanding as of March 28, 2002.



                                                              APPROXIMATE NUMBER OF      PERCENT OF CLASS
NAME                                                        SHARES BENEFICIALLY OWNED    (IF MORE THAN 1%)
----                                                        -------------------------    -----------------
Michael J. Boskin, Ph.D. ...............................           192,000(1)                      *
Daniel S. Brunner.......................................           347,204(1)(2)                   *
Raul Cesan..............................................            57,000(1)                      *
Robert S. Colman........................................           253,248(1)(3)                   *
Ronald H. Galowich......................................           290,710(1)                      *
Harold S. Handelsman....................................           116,000(1)                      *
Don Logan...............................................           128,000(1)                      *
William Mayer...........................................            32,000(1)                      *
David E. Simon..........................................           156,000(1)                      *
James C. Smith..........................................         2,542,269(1)(4)                 2.5%
A. Lee Dickerson........................................           532,028(1)                      *
Patrick G. Dills........................................           245,609(1)                      *
Joseph E. Whitters......................................           430,516(1)                      *
Edward L. Wristen.......................................           930,310(1)                      *
All Directors and Executive Officers as a Group (14
  persons)..............................................         6,252,894(5)                    6.0%


-------------------------
 *  Less than 1%.

(1) Includes shares of our common stock that such person has the right to acquire pursuant to stock options which are exercisable within 60 days of March 28, 2002, as follows:


                                                      SHARES ISSUABLE
NAME                                                   UPON EXERCISE
----                                                  ---------------
Dr. Boskin........................................        168,000
Mr. Brunner.......................................        132,000
Mr. Cesan.........................................         32,000
Mr. Colman........................................         72,000
Mr. Galowich......................................        120,000
Mr. Handelsman....................................        110,000
Mr. Logan.........................................        124,000
Mr. Mayer.........................................         32,000
Mr. Simon.........................................        120,000
Mr. Smith.........................................        827,000
Mr. Dickerson.....................................        430,000
Mr. Dills.........................................        222,380
Mr. Whitters......................................        304,000
Mr. Wristen.......................................        686,000


(2) Includes 75,000 shares of our common stock held by a trust of which Mr. Brunner is a co-trustee.

(3) Includes 180,504 shares of our common stock held by a trust of which Mr. Colman is the trustee and 744 shares of our common stock beneficially owned by Mr. Colman's wife.


(4) Includes 1,416,000 shares of our common stock subject to a variable share forward agreement with an unaffiliated third party. Also includes 200,018 shares of our common stock held by a foundation of which Mr. Smith is an officer and director.



(5) Includes an aggregate of 3,379,380 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options which are exercisable within 60 days of March 28, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements during 2001, except that James C. Smith failed to file three reports covering a total of three transactions on a timely basis, Don Logan failed to file one report covering one transaction on a timely basis, Robert S. Colman failed to file one report covering five transactions on a timely basis and Daniel S. Brunner failed to file one report covering one transaction on a timely basis.


                             ELECTION OF DIRECTORS

     Our board of directors is currently comprised of eleven members. Thomas J. Pritzker, who had been a member of our board since 1990, retired from the board in March 2002. The board of directors intends to fill the vacancy created by Mr. Pritzker's retirement, although no successor has been selected by the board at this time. The board of directors wishes to express its gratitude for Mr. Pritzker's faithful years of service to our company.

     Our board of directors has nominated and urges you to vote "FOR" the election of the eleven nominees named below, each of whom has consented to serve as a director if elected. Proxies will be so voted unless stockholders specify otherwise in their proxies. Each director elected at the meeting will hold office until our next annual meeting of stockholders or until his respective successor is duly elected and qualified. With the exception of Messrs. Cesan and Mayer, each of whom was appointed to our board of directors in December 2001, all of the nominees have previously been elected at meetings of our stockholders.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for election at this meeting:

     Michael J. Boskin, Ph.D, 56, has served as a director of our company since 1994. He has served as Professor of Economics at Stanford University since 1971, Research Associate at the National Bureau of Economic Research since 1975, President and Chief Executive Officer of Boskin & Company, an economic consulting firm, since 1980, and Adjunct Scholar, American Enterprise Institute since 1993. From 1989 to 1993, he served as Chairman of the Council of Economic Advisors. In addition to serving on our board of directors, Mr. Boskin serves on the boards of Oracle Systems, Inc., a developer of computer software, EXXON MOBIL Corporation, an integrated oil and gas company, Vodofone Airtouch PLC, a wireless communications company, and Western Multiplex Corporation, a wireless technology provider.

     Daniel S. Brunner, 58, has served as a director of our company since 1988. Mr. Brunner served as our Executive Vice President, Government Affairs from January 1994 until June 2001. From 1992 to January 1994, Mr. Brunner served as our Chief Operating Officer, Policy and Government Affairs.

     Raul Cesan, 54, has served as a director of our company since 2001. From 1998 to 2001, he served as the President and Chief Operating Officer of Schering-Plough Corporation, a pharmaceutical and health care company, and, from 1977 to 1998, he held various other executive level positions within Schering-Plough.

     Robert S. Colman, 60, has served as a director of our company since 1992. In 1996, he founded Colman Partners, a private merchant banking firm. He has been a member of MacAulay Investment Partners LLC, an investment management firm, since 2000.

     Ronald H. Galowich, 66, has served as a director of our company since 1982. Mr. Galowich served as our Secretary from 1983 to 2000 and as our General Counsel from 1983 until 1997. Mr. Galowich also served as an Executive Vice President of our company from 1983 to 1994. He has served as Chairman of the Board of Madison Group Holdings, Inc., a multipurpose business and investment company, since 1990, Chairman of Madison Realty Group, Inc., a real estate investment and development firm, since 1985, and Chairman and Chief Executive Officer of Madison Information Technologies, Inc., a data integration, software solutions and technology company serving the healthcare industry, since 1994.

     Harold S. Handelsman, 55, has served as a director of our company since 1996. He has served as a senior executive officer of Hyatt Corporation, a diversified company primarily engaged in real estate and hotel management activities, since 1978, Senior Vice President, General Counsel and Secretary of Hyatt Corporation since 1983, and Executive Vice President and General Counsel of The Pritzker Organization, LLC, a private investment firm, since 1998. In addition to serving on our board of directors, Mr. Handelsman serves on the boards of a number of private corporations.

     Don Logan, 58, has served as a director of our company since 1996. He has served as Chairman and Chief Executive Officer of Time Inc., a wholly owned subsidiary of AOL Time Warner Inc. (formerly known as Time Warner Inc.), since 1994. He served as President and Chief Operating Officer of Time Inc. from June 1992 to July 1994 and, since 1985, has served as Chairman and Chief Executive Officer of Southern Progress Corp., a wholly owned subsidiary of Time Inc.

     William Mayer, 61, has served as a director of our company since 2001. Since 1999, Mr. Mayer has been a founding partner of Park Avenue Equity Partners, a private equity fund, and, from 1996 to 1999, he was the founding partner of Development Capital, a company that invested in private and public companies. Prior to 1996, Mr. Mayer was a professor and dean of the College of Business and Management at the University of Maryland and served as President and Chief Executive Officer of The First Boston Corporation (now Credit Suisse First Boston), a major investment bank.

     David E. Simon, 40, has served as a director of our company since 1990. He has served as the Chief Executive Officer and a director of Simon Property Group, Inc., a real estate investment trust which is a shopping center owner, developer and manager, since 1993, and the Executive Vice President of Melvin Simon & Associates, Inc., a privately-held firm engaged in the development of shopping centers, since 1990. From 1988 to 1990, he was a Vice President of Wasserstein Perella & Co., Inc., an investment banking firm.

     James C. Smith, 61, has served as the Chairman of the Board of our company since January 2001 and as our Chief Executive Officer from January 1984 until January 2002. He served as the President of our company from January 1984 until January 2001.


     Edward L. Wristen, 50, has served as our Chief Executive Officer since January 2002 and our President since January 2001. He previously served as our Chief Operating Officer from 1998 through December 2001 and as our Executive Vice President from 1992 until January 2001. He also has served as a director of our company since 2000. Mr. Wristen joined the Company in 1990 as Director of Strategic Planning and was promoted to Vice President, managed outpatient care programs in 1991. In 1992, he became Executive Vice President and Corporate Operating Officer in charge of Provider Networks. Prior to joining the Company, Mr. Wristen was President of Parkside Data Services, a subsidiary of Parkside Health Management Corporation, a firm engaged in data and analytic services, from 1989 to 1990. From 1987 to 1989, he was Chief Operating Officer and Executive Vice President of Addiction Recovery Corporation, a regional chain of chemical dependency hospitals. Mr. Wristen has over 25 years experience in the health care industry.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee, a compensation committee and an executive committee to assist the board of directors in the discharge of its responsibilities. During 2001, the board of directors met five times. With the exception of David E. Simon, each of our directors attended at least 75% of the aggregate of the meetings of the board of directors and those committees on which he served during 2001. Additional information is set forth below for each committee.

                                                                                         MEETINGS
NAME OF COMMITTEE AND MEMBERS                 FUNCTIONS OF THE COMMITTEE                 IN 2001
-----------------------------                 --------------------------                 --------
AUDIT                            - Reviews the independence of our company's                6
                                 independent auditors
Ronald H. Galowich (Chairman)    - Recommends the engagement and discharge of
Michael J. Boskin                  independent auditors to our board
Harold S. Handelsman             - Reviews with the independent auditors the plan,
David E. Simon                   scope and results of auditing engagements
                                 - Reviews the accounting principles being applied
                                 and the effectiveness of internal controls, seeking
                                   to assure, in its oversight role, that management
                                   fulfills its responsibilities in the preparation
                                   of our company's financial statements

COMPENSATION                     - Administers and interprets our company's various         3
                                 stock option and stock purchase plans
Don Logan (Chairman)             - Makes recommendations regarding executive
Robert S. Colman                 compensation to our board
Ronald H. Galowich               - Makes recommendations to our board regarding
David E. Simon                   hiring members of senior management whose salaries
                                   exceed a level specified from time to time by our
                                   board

EXECUTIVE                        - Identifies potential candidates to serve as              3
                                 directors of our company(1) and members of the
Don Logan (Chairman)               committees of our board
Michael J. Boskin                - Recommends such candidates to our board
Ronald H. Galowich               - Provides an annual assessment to our board of its
James C. Smith                     performance

-------------------------
(1) Our executive committee will consider nominees recommended by stockholders. Any suggestions may be submitted in writing to the attention of "Executive Committee of the Board of Directors" at our company's principal offices.

COMPENSATION OF DIRECTORS

     Directors who are also our employees receive no additional compensation for their services as directors. Each of our directors who is not an employee of ours currently receives the following:

     - A $35,000 annual fee; and

     - Reimbursement of travel and other out-of-pocket costs incurred in attending meetings.

     Under our Directors' Stock Option Plan, the following options are granted each year on the date of the meeting of our board of directors immediately following the annual meeting of our stockholders:

     - Options to purchase 16,000 shares of our common stock to each of our directors who is not an employee or officer of ours;

     - An option to purchase an additional 40,000 shares of our common stock to the Chairman of the Board, if the Chairman of the Board is not one of our employees or officers;

     - Options to purchase an additional 24,000 shares of our common stock to the Chairman of our executive committee, if he is not one of our employees or officers; and

     - Options to purchase an additional 4,000 shares of our common stock to the Chairman of our audit committee and the Chairman of our compensation committee, if he is not one of our employees or officers.


     In addition, any new director who joins our board will be granted an option to purchase a number of shares of our common stock equal to two times the number of shares contained in the most recent option grant to existing directors (not including any grants for committee participation or membership) under the Directors' Stock Option Plan. In this regard, each of Messrs. Cesan and Mayer were granted options to purchase 32,000 shares of our common stock on December 5, 2001 with an exercise price of $23.65 per share, the closing price of our common stock on the Nasdaq National Market on December 5, 2001.


     The exercise price of all options described above is equal to the "fair market value" of our common stock on the date of grant. All options granted under the Directors' Stock Option Plan are immediately exercisable.


     The following options to purchase shares of our common stock were granted under the Directors' Stock Option Plan on May 22, 2001 with an exercise price of $25.925 per share, the closing price of our common stock on the Nasdaq National Market on May 22, 2001:


Mr. Pritzker.....................................    40,000 shares
Mr. Galowich.....................................    20,000 shares
Mr. Logan........................................    20,000 shares
Dr. Boskin.......................................    20,000 shares
Mr. Colman.......................................    16,000 shares
Mr. Simon........................................    16,000 shares
Mr. Handelsman...................................    16,000 shares

     We have agreed to provide Mr. Galowich and his wife with various health benefits in consideration for his past services as our General Counsel. We will generally provide these health benefits for the life of Mr. Galowich at our expense. We have also agreed to provide Mr. Smith and his wife with various health benefits in consideration for his past services as our President and Chief Executive Officer. We will generally provide these health benefits for the life of each of Mr. Smith and his wife at our expense, subject to certain limitations.

     We entered into a consulting agreement on March 26, 1996 with Dr. Boskin, one of our directors. Under this agreement, we agreed to pay Dr. Boskin a consulting fee of $5,000 and to grant him an option under our company's Stock Option Plan to purchase 12,000 shares of our common stock for each year during which he serves as one of our directors. In accordance with this agreement, we granted Dr. Boskin an option to purchase 12,000 shares of our common stock on May 22, 2001 at an exercise price of $25.925 per share, the closing price of our common stock on the Nasdaq National Market on May 22, 2001.

     See "Certain Relationships and Related Transactions" below for information regarding certain transactions with other members of our board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald Galowich, our former General Counsel, is the only member of our compensation committee who is a present or former officer of our company. None of the members of our compensation committee have any "interlocking" relationships as defined by the SEC in that none of them serve on the board of directors or compensation committee of any other company where an executive officer of that company is on our board or compensation committee.

            FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     AUDIT FEES. The aggregate fees billed by our independent auditors for professional services rendered to us in connection with the audit of the company's financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Quarterly Reports on Form 10-Q that we filed with the SEC during fiscal 2001 were approximately $365,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Our independent auditors did not render information technology services to us during fiscal 2001.

     ALL OTHER FEES. The aggregate fees billed by our independent auditors for professional services rendered to us during fiscal 2001, other than the audit fees referred to above, were approximately $590,500, and included $421,900 of audit-related services and tax services of $168,600. Audit-related services include fees for other statutory audits, service auditor reports and due diligence and related services on acquisitions.

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

REPORT OF THE AUDIT COMMITTEE


     The audit committee of the board of directors is responsible for assisting the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the company. The audit committee is comprised of independent directors and operates under a written charter, a copy of which was included as Annex A to the proxy statement for our annual meeting of stockholders held on May 22, 2001.


     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee has reviewed and discussed the audited financial statements for fiscal 2001 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of its independence from the company and management. In addition, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     Respectfully submitted by the audit committee,

                          Ronald H. Galowich, Chairman
                               Michael J. Boskin
                              Harold S. Handelsman
                                 David E. Simon

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for our Chief Executive Officer and our four other executive officers who were the most highly compensated for the year ended December 31, 2001 (together, the "named executive officers"). The information in this table reflects compensation earned by the named executive officers for services rendered to us in all capacities during each of our last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG TERM COMPENSATION
                                                                                                   AWARDS
                                                                                         --------------------------
                                                    ANNUAL COMPENSATION                  SECURITIES
                                       ----------------------------------------------    UNDERLYING     ALL OTHER
                                                                       OTHER ANNUAL       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)(1)    BONUS($)(2)    COMPENSATION($)       (#)           ($)(3)
---------------------------    ----    ------------    -----------    ---------------    ----------    ------------
James C. Smith(4).........     2001      974,520         853,125           9,600                --        10,647
Chairman of the Board          2000      949,456         688,764           9,600                --         9,681
                               1999      926,607              --           9,600         1,600,000        10,107
Edward L. Wristen(5)......     2001      597,614         240,007              --           800,000         8,505
President and Chief            2000      432,699         114,002              --                --         8,489
Executive Officer              1999      320,833              --              --           400,000         8,226
Patrick G. Dills..........     2001      400,004          82,325(6)           --           200,000         8,505
Executive Vice President,      2000      384,429           3,652(6)           --                --         8,402
Sales                          1999      266,704              --              --           400,000         8,069
Joseph E. Whitters........     2001      391,350          80,001              --           200,000         8,285
Vice President, Finance        2000      320,385          78,000              --                --         8,199
and Chief Financial Officer    1999      286,828              --              --           400,000         7,881
A. Lee Dickerson..........     2001      357,519          73,004              --           200,000         8,724
Executive Vice President,      2000      294,826          72,005              --                --         8,551
Provider Networks              1999      256,638              --              --           400,000         8,141


-------------------------
(1) In accordance with SEC rules, amounts in this column do not include discounts on shares of our common stock purchased from our company by each of the named executive officers pursuant to our company's Employee Stock Purchase Plan, which discounts are available to all eligible employees.

(2) The amounts shown in this column reflect bonuses earned in the year indicated, which generally were paid in the subsequent year.

(3) The amounts shown in this column for 2001 consist of payments made by us on behalf of each of the named executive officers of $7,875 each under our Retirement Savings Plan, together with insurance premiums paid by us for the benefit of the named executive officers (Mr. Smith, $2,772; Mr. Wristen, $630; Mr. Dills, $630; Mr. Whitters, $410; and Mr. Dickerson, $849).

(4) Effective as of January 1, 2002, Mr. Smith retired from his position as Chief Executive Officer of our company.

(5) Effective as of January 1, 2002, Mr. Wristen assumed the position of Chief Executive Officer of our company.

(6) The amounts shown in this column represent amounts paid to Mr. Dills under a cash bonus plan that we maintain for sales management of our company.

OPTION GRANTS

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                              NUMBER OF         PERCENT OF TOTAL                                 PRICE APPRECIATION
                              SECURITIES        OPTIONS GRANTED     EXERCISE                      FOR OPTION TERM
                          UNDERLYING OPTIONS      TO EMPLOYEES      PRICE PER    EXPIRATION    ----------------------
         NAME                 GRANTED(1)         IN FISCAL YEAR     SHARE($)        DATE         5%($)       10%($)
         ----             ------------------    ----------------    ---------    ----------      -----       ------
Edward L. Wristen.....         200,000                5.75          20.46875      3/20/08      1,666,568    3,883,811
                               200,000                5.75           21.4922      3/20/08      1,461,878    3,679,121
                               200,000                5.75          22.51565      3/20/08      1,257,188    3,474,431
                               200,000                5.75          23.53905      3/20/08      1,052,508    3,269,751
Patrick G. Dills......         200,000                5.75             27.81      9/25/08      2,264,293    5,276,765
Joseph E. Whitters....         200,000                5.75             27.81      9/25/08      2,264,293    5,276,765
A. Lee Dickerson......         200,000                5.75             27.81      9/25/08      2,264,293    5,276,765


-------------------------
(1) The term of these option grants is seven years from the date of grant, which was September 25, 2001 for Messrs. Dills, Whitters and Dickerson and March 20, 2001 for Mr. Wristen. In the case of Messrs. Dills, Whitters and Dickerson, 20% of such options vest on each of the first through fifth anniversaries of the date of grant and, in the case of Mr. Wristen, 200,000 options (out of his total option grants of 800,000) vest on each of the first through fourth anniversaries of the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises during fiscal 2001 by each of the named executive officers and the value of each of such officer's unexercised options at December 31, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS AT FISCAL               OPTIONS AT FISCAL
                              SHARES                              YEAR END(#)                    YEAR-END($)(1)
                            ACQUIRED ON       VALUE       ----------------------------    ----------------------------
          NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----              -----------    -----------    -----------    -------------    -----------    -------------
James C. Smith..........      706,000      13,434,931       894,000               --      12,216,080              --
Edward L. Wristen.......      200,000       3,054,813       166,000        1,280,000       2,400,152      10,104,070
Patrick G. Dills........      114,724       1,670,661           104          664,000           1,504       7,683,860
Joseph E. Whitters......      239,000       3,587,821            --          664,000              --       7,683,860
A. Lee Dickerson........      156,172       2,812,557       126,000          664,000       1,821,803       7,683,860

-------------------------
(1) The closing sale price of our common stock on December 31, 2001 as reported on the Nasdaq National Market was $24.74.

EMPLOYMENT AGREEMENTS


     We entered into an employment agreement with Edward L. Wristen as of January 2001 which expires on December 31, 2003, unless otherwise previously terminated in accordance with its terms. Mr. Wristen serves as President and Chief Executive Officer under this agreement and receives an annual base salary of $600,000, subject to annual increases in base salary of $50,000 per year. Currently, Mr. Wristen's annual base salary is fixed at $750,000. In 2001, he began participating at an enhanced level in a cash bonus plan that we maintain for senior management of our company. Additionally, for each year starting with 2002 in which our company's Pretax Income (as determined in accordance with generally accepted accounting principles) increases by at least 5% from the prior year, the resulting percentage increase will determine any additional compensation to be payable to Mr. Wristen, as follows:

                                             ADDITIONAL COMPENSATION
     PRETAX INCOME INCREASE          (AS A % OF THE PRIOR YEAR'S BASE SALARY)
     ----------------------          ----------------------------------------
5%-9%............................                     25%-49%
10%-19%..........................                     50%-74%
20%-29%..........................                     75%-99%
30%-39%..........................                   100%-124%
40%-49%..........................                   125%-149%
50% and above....................                        150%

Mr. Wristen is also entitled to participate in all of our employee benefit programs and other policies and programs. Under certain circumstances, the agreement also requires us to pay Mr. Wristen the balance of the base salary amounts due under the agreement, including all accrued benefits, upon the termination of his employment.

     We entered into an employment agreement with Patrick G. Dills in May 1999, which was amended in February 2000 and was scheduled to expire on March 31, 2002. This agreement automatically renews until such time as either party elects to terminate upon 120 days prior written notice to the other party. Under this agreement, Mr. Dills receives an annual base salary of $400,000, subject to approved annual increases. Currently, Mr. Dills' annual base salary is fixed at $400,000. In addition, Mr. Dills is entitled to participate in all of our employee benefit programs and other policies and programs. Mr. Dills also participates in a cash bonus plan that we maintain for sales management of our company. If Mr. Dills terminates the agreement solely as a result of a change in control (as defined in the agreement) and his refusal to accept a reduction in base salary, a material diminution in job responsibilities or a required relocation, he will receive a cash severance payment equal to two years of his salary.

     We entered into an employment agreement with Joseph E. Whitters in May 1999 which expires on April 30, 2002 and automatically renews until such time as either party elects to terminate upon 120 days prior written notice to the other party. Under his employment agreement, Mr. Whitters receives an annual base salary of $285,000, subject to approved annual increases. Currently, Mr. Whitters' annual base salary is fixed at $400,000. In addition, Mr. Whitters is entitled to participate in all of our employee benefit programs and other policies and programs. He also participates in a cash bonus plan that we maintain for senior management of our company. If Mr. Whitters terminates the agreement solely as a result of a change in control (as defined in the agreement) and his refusal to accept a reduction in base salary, a material diminution in job responsibilities or a required relocation, he will receive a cash severance payment equal to two years of his salary.

     We entered into an employment agreement with A. Lee Dickerson in May 1999 which expires on April 30, 2002 and automatically renews until such time as either party elects to terminate upon 120 days prior written notice to the other party. Under this agreement, Mr. Dickerson receives an annual base salary of $255,000, subject to approved annual increases. Currently, Mr. Dickerson's annual base salary is fixed at $400,000. In addition, Mr. Dickerson is entitled to participate in all of our employee benefit programs and other policies and programs. Mr. Dickerson also participates in a cash bonus plan that we maintain for senior management of our company. If Mr. Dickerson terminates the agreement solely as a result of a change in control (as defined in the agreement) and his refusal to accept a reduction in base salary, a material diminution in job responsibilities or a required relocation, he will receive a cash severance payment equal to two years of his salary.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

     GENERAL. The compensation committee of the board of directors is responsible for reviewing and approving the two primary elements of our executive compensation program -- cash compensation (comprised of base salary and bonuses) and stock options. The compensation committee carries out its responsibilities with significant input from the Chief Executive Officer and other members of senior management. Based on such input and on an assessment of various subjective criteria including the overall contributions made by an individual (both on a current and a long-term basis) and the company's performance, the compensation committee makes recommendations to the board of directors with respect to executive cash compensation, the establishment and maintenance of other compensation programs and the granting of stock options. During 2001, the board of directors did not modify or otherwise alter any of the compensation committee's recommendations. The company's philosophy, which the compensation committee and the board of directors seek to implement, is to design compensation packages which will enable the company to attract and retain qualified employees and encourage such persons to maximize their efforts on behalf of the company.

     CASH BONUS PLAN. Certain executive officers participate in a cash bonus plan that we maintain for our senior management which is tied to growth of our earnings per share.

     STOCK OPTION AWARDS. We currently maintain a stock option plan, the purpose of which is to aid the company in securing and retaining employees and consultants and to motivate such employees and consultants to exert their best efforts on behalf of the company. Option grants are intended to encourage performance that will result in appreciation of the market value of the company's common stock. The compensation committee believes that the company's stock option plan has historically been very helpful in attracting and retaining skilled employees at all levels. Stock options are generally awarded once during the year to optionees selected by the compensation committee based on recommendations from the Chief Executive Officer and other members of senior management of the company. In recommending or making option awards, the compensation committee considers various factors, including senior management's subjective assessment of the contributions made to the company by the proposed optionee during the preceding year, the potential future contributions to be made by such person, such person's current salary level and the terms of previous option grants. In addition, the compensation committee considers other performance measures which may not directly bear on short term stock performance, including, where appropriate, sales growth, market share and improvements in relations with customers, providers and employees.

     THE EXECUTIVE PROGRAM. The company also maintains the Executive Program, the purpose of which is to attract and retain highly qualified members of senior management and to align the interests of such persons with the interests of the company's stockholders. Pursuant to the Executive Program, which is administered under and as part of our stock option plan, key members of senior management are eligible to receive incrementally vesting stock options. The Chief Executive Officer nominates participants and recommends grant awards. In addition to the factors outlined above, these recommendations are based on predetermined guidelines which take into account a potential grantee's salary and current management position. The recommendations are then considered and voted upon by the compensation committee. Stock options are to be granted under the Executive Program every two to three years (grants to newly hired key employees may be made earlier) and typically vest and become exercisable over the five years following the date of grant. By making large, infrequent grants of options and extending the vesting of such options over a five-year period, the company is able to provide senior management with a significant financial stake in the future success of the company while also creating a strong disincentive for such persons to leave the company's employ before the options fully vest. In 2001, options covering an aggregate of 2,000,000 shares of common stock were granted to 65 members of senior management. These options vest at a rate of 20% per year on each of the first five anniversaries of the date of grant and expire seven years from the date of grant.

     EXECUTIVE OFFICER SALARIES. The Chief Executive Officer is authorized to extend an offer of employment to, and establish the salary of, an executive officer whose annual salary is equal to or less than $500,000. In the case of an executive officer whose annual salary will exceed $500,000, the hiring of such individual and the amount of compensation to be paid is subject to the approval of the board of directors. The company has never extended an offer of employment requiring such approval. After an executive officer has joined the company, depending on the relevant circumstances, increases in his or her salary are either as provided for in his or her employment agreement, approved by the Chief Executive Officer, or approved by the compensation committee or the board of directors.


     SMITH EMPLOYMENT AGREEMENT. In May 1999, the company entered into an employment agreement with James C. Smith which expired on December 31, 2001 concurrent with Mr. Smith's retirement from his position as Chief Executive Officer of our company. Pursuant to this agreement, Mr. Smith was paid an annual base salary of not less than $920,700, plus an additional performance-based compensation payment in the event the company's Pretax Income increased by at least 5% from the prior year. Mr. Smith also was granted options to purchase an aggregate of 1,600,000 shares of common stock pursuant to the employment agreement. The terms of Mr. Smith's employment agreement were approved by the compensation committee, ratified by the board of directors and approved by the stockholders of the company at the 2000 annual meeting of stockholders. In its deliberations, the compensation committee considered, among other factors, Mr. Smith's continuing importance to the company's future growth and his leadership in guiding the exploration of new markets (and expanding current markets) in order to ensure that the company retains its preeminent position in the managed care industry. The company is currently negotiating an employment agreement with Mr. Smith, the terms of which have been approved by the compensation committee and board of directors. It is intended that, in addition to serving as Chairman of the Board, Mr. Smith will be employed on a full-time basis by our company for a base salary of $900,000 for fiscal 2002 and will provide strategic planning and certain other services to our company.



     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to the company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends on various factors beyond the compensation committee's control including the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the committee may, but will not necessarily, limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.



     Respectfully submitted by the compensation committee,

                              Don Logan, Chairman
                                Robert S. Colman
                               Ronald H. Galowich
                                 David E. Simon

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In March 1998, we extended a loan to A. Lee Dickerson in the amount of $198,527, in June 1999 and May 2000, we extended loans to Edward L. Wristen in the amounts of $409,522 and $278,269, respectively, and in April 2001 and June 2001, we extended loans to Joseph E. Whitters in the amounts of $225,118 and $474,348, respectively, to enable each of these executives to exercise options to purchase shares of our common stock. Each of the loans was secured by the common stock purchased by the executive upon exercise of the option, and our company has full recourse against the executive in the event of default. Each loan bears interest at the applicable federal rate for short-term obligations with semi-annual interest payments. The interest rate is adjusted on a semi-annual basis on June 30 and December 31 to the applicable federal rate as of the date of adjustment. Interest is payable semi-annually, and a minimum of 3% of the outstanding loan balance must be repaid annually. As of March 31, 2002, Messrs. Dickerson and Whitters had repaid their loans in full and Mr. Wristen owed our company principal and interest in the aggregate amount of $671,615 under his loans.


     Trusts for the benefit of certain members of the Pritzker family control Hyatt Corporation and other trusts for the benefit of certain members of the Pritzker family own, directly or indirectly, Marmon Holdings, Inc. As used herein, "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased. Thomas J. Pritzker, a member of our company's board of directors until March 2002, is the President of Hyatt Corporation. We provide claims administration, utilization management and preferred provider organization services to a benefit plan maintained by Hyatt Corporation. We also provide utilization review and preferred provider organization services to certain subsidiaries of Marmon Holdings. These services are performed under standardized service contracts, the terms of which are no less favorable to us than those obtainable from unaffiliated parties. During 2001, the aggregate fees paid to us by Hyatt Corporation were approximately $720,000 and by subsidiaries of Marmon Holdings were approximately $176,000.

     We have invested funds on various occasions in Triton Container Investments, LLC, or TCI. In 2001, we made an investment of approximately $6,667,000 in TCI. TCI's manager is Triton Container International Limited, or Triton. One of the other investors in TCI is Rosemont Leasing, Inc. Trimont Leasing Partners owns intermodal cargo containers which are managed by Triton and leased to third parties. Trusts for the benefit of certain members of the Pritzker family and their relatives beneficially own approximately 90% of Triton, and trusts for the benefit of members of the Pritzker family indirectly own all of the capital stock of Rosemont Leasing. We have been advised that our investments in TCI have been made on the same basis as those made by Rosemont Leasing and other investors unrelated to us or Rosemont Leasing.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total stockholder return assuming the investment of $100 on December 31, 1996 in each of our company's common stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index
(US). The comparisons in the graph below are not intended to forecast the possible future performance of our common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG THE COMPANY'S COMMON STOCK, NASDAQ HEALTH
              SERVICES INDEX AND NASDAQ TOTAL RETURN INDEX (U.S.)
[PERFORMANCE GRAPH]

                                                                                                       TOTAL RETURN INDEX FOR THE
                                                                            NASDAQ HEALTH SERVICES        NASDAQ STOCK MARKET
                                                 COMPANY COMMON STOCK                INDEX                       (U.S.)
                                                 --------------------       ----------------------     --------------------------
12/31/96                                                100.00                      100.00                       100.00
12/31/97                                                121.00                      103.00                       122.00
12/31/98                                                 78.00                       87.00                       173.00
12/31/99                                                127.00                       70.00                       321.00
12/31/00                                                220.00                       96.00                       193.00
12/31/01                                                233.00                      104.00                       153.00

-------------------------------------------------------------------------------------------------------------
                                     12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
-------------------------------------------------------------------------------------------------------------
 Company Common Stock                  100         121          78         127         220         233
-------------------------------------------------------------------------------------------------------------
 Nasdaq Health Services Index          100         103          87          70          96         104
-------------------------------------------------------------------------------------------------------------
 Total Return Index for the
   Nasdaq Stock Market (U.S.)          100         122         173         321         193         153
-------------------------------------------------------------------------------------------------------------

       APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO
                   INCREASE AUTHORIZED SHARES OF COMMON STOCK

     Our company's restated certificate of incorporation currently authorizes the issuance of 155,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. Our board has unanimously adopted, subject to stockholder approval at the annual meeting, an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 155,000,000 shares to 400,000,000 shares. The proposed amendment will not increase the number of authorized shares of our preferred stock, none of which is outstanding.

     Approval of the amendment to our restated certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal. If the amendment is approved by the stockholders, we plan to file a certificate of amendment to our restated certificate of incorporation in the State of Delaware as soon as practicable following the annual meeting.


     On March 28, 2002, of the 155,000,000 authorized shares of our common stock, a total of 100,428,442 shares was outstanding and entitled to vote, 31,298,000 shares were held in treasury and approximately 13,948,000 shares were reserved for potential issuance in connection with our obligations to issue shares of our common stock under our various employee compensation arrangements, including our stock option plan and employee stock purchase plan, and under our directors' stock option plan.

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     Our board of directors wishes to have the additional shares available for future business and financial purposes such as raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding our business or product lines through the acquisition of other businesses or products. Our board also wishes to have the additional shares available for future stock splits which enhance the liquidity and marketability of our common stock by increasing the number of shares outstanding and lowering the price per share. Our board has approved stock splits on four prior occasions, including a 2-for-1 stock split paid in June 2001. Our board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes. Our board believes that it is beneficial to have the additional shares available for such purposes without the expense and delay of a special meeting of stockholders.

     Our company has no agreements, commitments or plans with respect to the sale or issuance of additional shares of our common stock, other than with respect to those shares of common stock reserved for issuance as noted above.

     If the proposed amendment is approved by the stockholders, the additional shares would be available for issuance without further action by the stockholders, subject, however, to the requirements of the Nasdaq National Market that stockholder approval be obtained for certain issuances of additional shares of common stock, including those in excess of 20% of the number of shares then outstanding. If additional shares of common stock are issued as a result of the proposed increase in the number of authorized shares, this may have a dilutive effect on the voting power of existing stockholders and on earnings per share.

     We have not proposed this amendment with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of our company. We are not aware of any proposed or contemplated transaction of this type.


     Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our restated certificate of incorporation, holders of our common stock do not have preemptive rights.


OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

                                    AUDITORS

     Our company has engaged Deloitte & Touche LLP to audit the company's financial statements for fiscal 2002. Deloitte & Touche LLP audited the company's financial statements for fiscal 2001, and the decision to retain Deloitte & Touche LLP was approved by the audit committee and our board of directors.

     A representative of Deloitte & Touche LLP is expected to attend the annual meeting, where he or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

                      2003 ANNUAL MEETING OF STOCKHOLDERS


     The 2003 annual meeting of stockholders is currently anticipated to be held on or about May 20, 2003. Any stockholder who intends to present a proposal at our 2003 annual meeting, and who wishes to have its proposal included in our proxy statement for that meeting, must deliver the proposal to the Secretary of our company no later than December 12, 2002. All such proposals must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934.



     Stockholders may also present proposals that are proper subjects for consideration at our 2003 annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, a stockholder must comply with the advance notice procedures specified in our by-laws. Pursuant to these procedures, stockholders who intend to make proposals at the 2003 annual stockholders meeting must submit their proposals to the Secretary after January 14, 2003 but no later than February 14, 2003.



     All submissions to the Secretary of our company should be delivered to our principal executive offices at 3200 Highland Avenue, Downers Grove, Illinois 60515.

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----------------------------------------------------------TO VOTE BY MAIL-----------------------------------------------------------

     To vote by mail, complete both sides, sign, date and return this proxy in the envelope provided.

----------------------------------------------------------TO VOTE BY TELEPHONE------------------------------------------------------


       Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

         1. Read the accompanying Proxy Statement.

         2. Using a Touch-Tone telephone, call Toll Free 1.800.555.8140 and follow the instructions

         3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

       Please note that all votes cast by telephone must be submitted prior to Sunday, May 12, 2002 at 11:59 p.m. Central Time.

       Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.


                                  If You Vote By TELEPHONE Please Do Not Return This Proxy By Mail.

----------------------------------------------------------TO VOTE BY INTERNET-------------------------------------------------------

     Your internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

         1. Read the accompanying Proxy Statement.

         2. Visit our Internet voting Site at HTTP://WWW.EPROXYVOTE.COM/IST-HLCCM/ and follow the instruction on the screen.

         3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

     Please note that all votes cast by Internet must be submitted prior to Sunday, May 12, 2002 at 11:59 p.m. Central Time.

     Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

     THIS IS A "SECURED" WEB PAGE SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE "ENABLED" TO ACCESS THIS SITE.

     PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION.


                                  If You Vote By INTERNET Please Do Not Return This Proxy By Mail.

------------------------------------------------------------------------------------------------------------------------------------

                                                      FIRST HEALTH GROUP CORP.
                                                                                              (Please sign and date on reverse side)

                                     This Proxy is solicited on behalf of the Board of Directors

JAMES C. SMITH, RONALD H. GALOWICH and JOSEPH E. WHITTERS and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.01 par value, of FIRST HEALTH GROUP CORP. (the "Company") standing in the name of the undersigned on the books of the Company at the close of business on March 28, 2002, at the Annual Meeting of Stockholders to be held at the offices of the
Company, 3200 Highland Avenue, Downers Grove, Illinois 60515, at 10:00 a.m., local time, on Wednesday, May 15, 2002, and at any postponements or adjournments thereof, as follows.


(1)  ELECTION OF DIRECTORS            [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                                      (except as marked to the contrary below)       to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

            01 Michael J. Boskin, Ph.D., 02 Daniel S. Brunner, 03 Raul Cesan, 04 Robert S. Colman, 05 Ronald H. Galowich,
         06 Harold S. Handelsman, 07 Don Logan, 08 William Mayer, 09 David E. Simon,10 James C. Smith, 11 Edward L. Wristen

(2)  APPROVAL OF AN AMENDMENT TO OUR COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
     COMMON STOCK.
                                              [ ]  FOR          [ ]   AGAINST         [ ]  ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors recommends a vote FOR proposals 1 and 2.

                                                                                          (Continued and to be signed on other side)

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                                                        [FIRST HEALTH LOGO]


                                                             IMPORTANT

                                            Please complete both sides of the Proxy Card,
                                            detach and return in the enclosed envelope.

         -----------------------------------------------------------------------------------------------------------------
                                                            PROXY VOTING

                            YOU CAN VOTE IN ONE OF THREE WAYS: 1) BY MAIL, 2) BY PHONE, 3) BY INTERNET.
                                        See the reverse side of this sheet for instructions.

                       IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF THIS PROXY,
                                           DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                                                    Illinois Stock Transfer Co.
                                               209 West Jackson Boulevard, Suite 903
                                                      Chicago, Illinois 60606
         -----------------------------------------------------------------------------------------------------------------


                             DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------
                           (continued from other side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF AN AMENDMENT TO OUR COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.



                                                                                                          IMPORTANT

                                                                                          THE PROMPT RETURN OF PROXIES WILL SAVE
                                                                                          THE CORPORATION THE EXPENSE OF FURTHER
                                              Signed:                                     REQUESTS FOR PROXIES TO ENSURE A QUORUM
                                                     ---------------------------          AT THE MEETING. A SELF-ADDRESSED,
                                                                                          POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR
                                                     ---------------------------          YOUR CONVENIENCE.


                                              Dated:______________________  2002
                                              (Please sign proxy as name appears
                                              thereon. Joint owners should each
                                              sign personally. Trustees and
                                              others signing in a representative
                                              capacity should indicate the
                                              capacity in which they sign.)

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